UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Verrica Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38529	46-3137900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 West Gay Street, Suite 400

West Chester, PA 19380

(Address of principal executive offices, including zip code)

(484) 453-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VRCA	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On February 21, 2023, Verrica Pharmaceuticals Inc. (the “Company”) reported that, as of December 31, 2022, it had approximately $34.3 million of cash and cash equivalents. This amount is an unaudited and preliminary estimate that (i) represents the most current information available to management as of the date of this Current Report on Form 8-K, (ii) is subject to completion of financial closing and auditing procedures that could result in significant changes to the estimated amounts and (iii) does not present all information necessary for an understanding of the Company’s financial condition as of, and the Company’s results of operations for the year ended, December 31, 2022.

Item 8.01	Other Events.

As previously disclosed in the Company’s Corporate Presentation, furnished as Exhibit 99.1 to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) February 2, 2023 (the “Corporate Presentation”), following the resubmission of its new drug application (“NDA”) for VP-102 for the treatment of molluscum contagiosum on January 23, 2023, the Company expects the PDUFA goal date in the second half of 2023. As disclosed in the Corporate Presentation, prior to the resubmission of the NDA, the Company selected a new contract manufacturing organization partner to produce the bulk solution, Piramal Pharma Solutions, and the technology transfer process was completed in January 2023.

In addition, the Company previously disclosed the following updates related to the development of the Company’s product candidates in the Corporate presentation, as follows:

•

in Part 1 of the Phase 2 clinical trial of VP-315 for basal cell carcinoma, which enrolled 10 patients, VP-315 demonstrated a favorable safety and tolerability profile with no reported serious adverse events. The Company also expects to initiate Part 2 of its Phase 2 clinical trial of VP-315 for basal cell carcinoma in the second quarter of 2023 and intends to further explore dosing regimens to identify the recommended dose for Part 3 of the trial, which the Company expects to start in the second half of 2023; and

•	the Company expects to initiate a Phase 3 trial for VP-102 for the treatment of external genital warts in the second half of 2024.

The contents of Item 2.02 above are also incorporated by reference into this Item 8.01.

Forward-Looking Statements

Any statements in this report about future expectations, plans and prospects for the Company and other statements containing the words “anticipate,” “estimate,” “expect,” “may,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include expectations regarding the Company’s expectations with regard to the timing of the PDUFA goal date for VP-102, the potential approval of VP-102, the clinical development and timing of trial initiations and completions for VP-102 for additional indications and VP-315. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the drug development process and the regulatory approval process, the Company’s reliance on third parties over which it may not always have full control, uncertainties related to the COVID-19 pandemic and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and other filings the Company makes with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this report, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERRICA PHARMACEUTICALS INC.

	By:	/s/ P. Terence Kohler Jr.
Date: February 21, 2023		P. Terence Kohler Jr.
Chief Financial Officer